EXHIBIT 10.13


                 AMENDED AND RESTATED REORGANIZATION AGREEMENT



                                     among



                            INGRAM INDUSTRIES INC.,



                              INGRAM MICRO INC.,


                                      and


                           INGRAM ENTERTAINMENT INC.



                             TABLE OF CONTENTS(1)


                                                                          Page


                                   ARTICLE 1

                                  DEFINITIONS

      SECTION 1.1.     Definitions......................................  1


_________________
(1) The Table of Contents is not a part of this Agreement.






                                   ARTICLE 2

                 REPRESENTATIONS AND WARRANTIES OF THE PARTIES

      SECTION 2.1.     Corporate Existence and Power....................  3
      SECTION 2.2.     Corporate Authorization..........................  3
      SECTION 2.3.     Governmental Authorization.......................  3
      SECTION 2.4.     Non-Contravention................................  4


                                   ARTICLE 3



                      CERTAIN LIABILITIES; CERTAIN ASSETS

      SECTION 3.1.     Assumed Liabilities..............................  4
      SECTION 3.2.     Certain Contingent Assets........................  8
      SECTION 3.3.     Certain Adjustments..............................  9


                                   ARTICLE 4

                               GENERAL COVENANTS

      SECTION 4.1.     Conduct of the Business.......................... 10
      SECTION 4.2.     Access; Confidentiality.......................... 11
      SECTION 4.3.     Best Efforts; Further Assurances................. 12
      SECTION 4.4.     Loans; Repurchase Agreements..................... 12
      SECTION 4.5.     Cross-Guarantees................................. 13
      SECTION 4.6.     Public Announcements............................. 14
      SECTION 4.7.     Notices of Certain Events........................ 14


                                   ARTICLE 5

                           SURVIVAL; INDEMNIFICATION

      SECTION 5.1.     Survival......................................... 15
      SECTION 5.2.     Indemnification.................................. 15
      SECTION 5.3.     Procedures....................................... 15


                                   ARTICLE 6

                                  TERMINATION

      SECTION 6.1.     Grounds for Termination.......................... 17
      SECTION 6.2.     Effect of Termination............................ 17


                                   ARTICLE 7

                                 MISCELLANEOUS

      SECTION 7.1.     Headings......................................... 17
      SECTION 7.2.     Entire Agreement................................. 17
      SECTION 7.3.     Notices.......................................... 18
      SECTION 7.4.     Applicable Law................................... 18
      SECTION 7.5.     Severability..................................... 18
      SECTION 7.6.     Successors, Assigns, Transferees................. 18
      SECTION 7.7.     Counterparts..................................... 19
      SECTION 7.8.     Amendments and Waivers........................... 19
      SECTION 7.9.     Consent to Jurisdiction.......................... 19



                                   EXHIBITS

      Exhibit I        -    Form of Master Services Agreement
      Exhibit II       -    Form of Risk Management Agreement
      Exhibit III      -    Form of Data Center Services Agreement
      Exhibit IV       -    Form of Tax Sharing and Tax Services Agreement
      Exhibit V        -    Form of Employee Benefits Transfer and Assumption
                            Agreement


                 AMENDED AND RESTATED REORGANIZATION AGREEMENT


               AGREEMENT dated as of September 4, 1996, as amended and restated as of October 17, 1996, among Ingram Industries Inc., a Tennessee corporation ("Industries"), Ingram Micro Inc., a Delaware corporation ("Micro"), and Ingram Entertainment Inc., a Tennessee corporation ("Entertainment" and, together with Industries and Micro, the "Ingram Companies").

               The parties hereto agree as follows:


                                   ARTICLE 1

                                  DEFINITIONS

               SECTION 1.1. Definitions. (a) The following terms, as used herein, have the following meanings:

               "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such other Person; provided that for purposes of this Agreement no Ingram Company shall be deemed an Affiliate of any other Ingram Company. For purposes of this definition, the term "control", when used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities, by contract or otherwise, and the terms "controlling", "controlled by" and "under common control with" have meanings correlative to the foregoing.

               "Ancillary Agreements" means (i) the Master Services Agreement substantially in the form attached as Exhibit I hereto, (ii) the Risk Management Agreement substantially in the form attached as Exhibit II hereto, (iii) the Data Center Services Agreement substantially in the form attached as Exhibit III hereto, (iv) the Tax Sharing and Tax Services Agreement substantially in the form attached as Exhibit IV hereto and (v) the Employee Benefits Transfer and Assumption Agreement substantially in the form attached as Exhibit V hereto. [Names of these Agreements will be changed to reflect amendments and restatements thereof, if necessary.]

               "Carrying Cost" means, with respect to any investment, the carrying cost of such investment from the date specified in Article 3 with respect to such investment to the date of disposition of such investment, calculated by Industries on the basis of the average borrowing rate of Industries during such period as published from time to time by the Industries treasury department as applied to the amount of Industries' invested capital from time to time with respect to such investment.

               "Covered Person" means (i) with respect to Micro, each Subsidiary of Micro, (ii) with respect to Entertainment, each Subsidiary of Entertainment and (iii) with respect to Industries, each business operating unit of Industries and each Subsidiary of Industries (other than Micro, Entertainment and their respective Subsidiaries); provided that "Covered Person" shall in no event include Cactus, Magnolia or IMS.

               "Effective Time" means the effective time of the First Closing as defined in the Exchange Agreement.

               "Exchange Agreement" means the Amended and Restated Exchange Agreement dated as of September 4, 1996, as amended and restated as of October 17, 1996, among each Ingram Company and the Persons listed on the signature pages thereof.

               "Material Adverse Effect" means, with respect to any Ingram Company, a material adverse effect on the business, assets, condition (financial or otherwise) or result of operations of the business of such Ingram Company and its Subsidiaries taken as a whole.

               "Person" means an individual, corporation, partnership, association, trust, limited liability company or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

               "Second Closing" shall have the meaning set forth in the Exchange Agreement.

               "Subsidiary" means, with respect to Industries, Entertainment or Micro, any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are directly or indirectly owned by such Person immediately after the Closing.

               (b) Each of the following terms is defined in the Section set forth opposite such term:

                     Term                              Section
                     -----                             -------

                     Cactus                              3.2
                     Cooper Agreement                    3.2
                     Currently Pledged Stock             4.4
                     IMS                                 3.1
                     Indemnified Party                   5.3
                     Indemnifying Party                  5.3
                     IOBC                                3.1
                     IPSI                                3.2
                     Loss                                5.2
                     Magnolia                            3.1


                                   ARTICLE 2

                 REPRESENTATIONS AND WARRANTIES OF THE PARTIES

               Each party represents and warrants to each other party as of September 4, 1996, as of October 17, 1996 and as of the Effective Time that:

               SECTION 2.1. Corporate Existence and Power. Such party is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and has all corporate powers and all governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted, except where the failure to have such governmental licenses, authorizations, permits, consents and approvals does not have a Material Adverse Effect or would not prevent such party from performing any of its obligations hereunder or under the Ancillary Agreements.

               SECTION 2.2. Corporate Authorization. The execution, delivery and performance by such party of this Agreement and each of the Ancillary Agreements to which such party is a party are within its corporate powers and have been duly authorized by all necessary corporate and stockholder action on its part. This Agreement constitutes, and when executed and delivered, each of the Ancillary Agreements to which such party is a party will constitute, a valid and binding agreement of such party.

               SECTION 2.3. Governmental Authorization. The execution, delivery and performance by such party of this Agreement and each of the Ancillary Agreements to which such party is a party require no action by or in respect of, or filing with, any governmental body, agency or official other than (i) compliance with any applicable requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder and (ii) such other matters where the failure to take such action or make such filing would not have a Material Adverse Effect or prevent such party from performing any of its obligations hereunder or the Ancillary Agreements.

               SECTION 2.4. Non-Contravention. The execution, delivery and performance by such party of this Agreement and each of the Ancillary Agreements to which such party is a party do not (i) violate the certificate of incorporation or bylaws of such party, (ii) assuming compliance with the matters referred to in Section 2.3, violate any applicable law, rule, regulation, judgment, injunction, order or decree,
(iii) constitute a default under or give rise to any right of termination, cancellation or acceleration of any right or obligation of any party or to a loss of any benefit relating to the business of such party to which any party is entitled under any permit or license or any provision of any agreement, contract or other instrument binding upon any party or by which any of the assets of such party is or may be bound or (iv) result in the creation or imposition of any lien on any asset of such party, except, in the case of clauses (ii) through (iv), as would not, individually or in the aggregate, have a Material Adverse Effect or prevent such party from performing in any material respect any of its obligations hereunder or under the Ancillary Agreements.


                                   ARTICLE 3

                      CERTAIN LIABILITIES; CERTAIN ASSETS

               SECTION 3.1. Assumed Liabilities. (a) Upon the terms and subject to the conditions of this Agreement and except as otherwise provided in the Ancillary Agreements, each party agrees, at the Effective Time, to assume, or remain liable for, as the case may be, and shall thereafter pay, perform and discharge, the following liabilities and obligations:

                 (i) liabilities and obligations incurred by such party (in the case of Micro and Entertainment) and its Covered Persons, or by any Covered Person of such party (in the case of Industries), with respect to periods ending on or prior to the Effective Time, other than liabilities and obligations arising directly or indirectly as a result of (1) any intentional act which is tortious or (2) any illegal act, in either case committed by (x) a corporate officer of Industries (except for actions that are believed by such person to be in furtherance of his duties as an officer or employee of Micro, Entertainment, any of their respective Covered Persons or a Covered Person of Industries), (y) any other employee of Industries whose responsibilities are not primarily associated with Micro, Entertainment, any of their respective Covered Persons or a Covered Person of Industries, or (z) any other employee or agent of another party;

                (ii) liabilities and obligations incurred by any other party (if such other party is Micro or Entertainment) and its Covered Persons, or by any Covered Person of any other party (if such other party is Industries), with respect to periods ending on or prior to the Effective Time arising directly or indirectly as a result of (x) any intentional act which is tortious or (y) any illegal act, in either case committed by an employee or agent of such party or its Covered Persons (in the case of Micro or Entertainment) or by a Covered Person of such party (in the case of Industries);

               (iii) in the case of Industries and subject to Section 3.1(b)(ii), general corporate level liabilities and obligations recorded under Industries' internal accounting system as "home office" liabilities up to an aggregate amount of $100,000 incurred by Industries with respect to periods ending on or prior to the Effective Time, to the extent that such liabilities and obligations
         (x) are not attributable to Micro, Entertainment, any of their respective Covered Persons or any Covered Person of Industries, (y) have not been reserved for on the December 31, 1995 balance sheet of any Ingram Company and (z) are extraordinary and non-recurring in nature and arise other than in the ordinary course of business;

                (iv) in the case of Micro, in the event that the net proceeds from a disposition by Industries of its investment in common stock of Stream, Inc. are less than $500,580, liabilities and obligations in an amount equal to the sum of (x) such shortfall and (y) the Carrying Cost of such investment from and after December 31, 1995.

                 (v) in the case of Industries, (x) the first $4,500,000 of liabilities and obligations payable in connection with the settlement following December 31, 1995 of Bluewater Insurance, Ltd. claims arising under the treaties listed on Schedule 3.1(a)(v) and (y) liabilities and obligations payable in connection with the settlement following December 31, 1995 of such Bluewater Insurance, Ltd. claims in excess of the second
         $4,500,000 of such liabilities and obligations; and

                (vi) liabilities and obligations incurred by such party and its Covered Persons with respect to periods beginning after the Effective Time.

               (b) Upon the terms and subject to the conditions of this Agreement, each of Industries, Micro and Entertainment agrees, at the Effective Time, to assume (or retain, as the case may be) 23.01%, 72.84% and 4.15%, respectively, of the following liabilities and obligations:

                 (i) liabilities and obligations incurred by any party or any of its Covered Persons with respect to periods ending on or prior to the Effective Time arising directly or indirectly as a result of (x) any intentional act which is tortious or (y) any illegal act, in either case committed by a corporate officer of Industries (except for actions that are believed by such person to be in furtherance of his duties as an officer or employee of Micro, Entertainment, any of their respective Covered Persons or a Covered Person of Industries), or any other employee of Industries whose responsibilities are not primarily associated with Micro, Entertainment, any of their respective Covered Persons or a Covered Person of Industries;

                (ii) general corporate level liabilities and obligations recorded under Industries' internal accounting system as "home office" liabilities in excess of an aggregate amount of $100,000 incurred by Industries with respect to periods ending on or prior to the Effective Time to the extent that such liabilities and obligations (x) are not attributable to Micro, Entertainment, any of their respective Covered Persons or any Covered Person of Industries, (y) have not been reserved for on the December 31, 1995 balance sheet of any Ingram Company and (z) are extraordinary and non-recurring in nature and arise other than in the ordinary course of business (in which case, all of such liabilities and obligations in excess of $1.00 shall be assumed or retained pursuant to this Section 3.1(b)(ii) and Industries shall be reimbursed for any excess amounts paid in respect of such liabilities and obligations pursuant to Section 3.1(a)(iii));

               (iii) (x) liabilities and obligations, to the extent accrued on December 31, 1995 (and not otherwise included in amounts to be allocated to the parties hereto pursuant to the provisions of Section 6.5 or Section 7.12 of the Exchange Agreement), incurred by Industries under the Ingram Industries Inc. Supplemental Executive Retirement Plan and the Ingram Supplemental Thrift Plan in respect of E. Bronson Ingram, Neil N. Diehl, Linwood A. Lacy, Jr., John M. Donnelly, David F.
         Sampsell and Philip M. Pfeffer and (y) liabilities and obligations incurred by Industries in an amount equal to (A) the aggregate purchase price paid by Industries for up to 135,000 shares of common stock of Micro purchased by Industries in the initial public offering of Micro common stock, plus (B) if Industries does not purchase 135,000 shares of Micro common stock in such initial public offering, the product of (1) 135,000, less the number of shares actually purchased in such initial public offering, and (2) the price of one share of Micro common stock sold in such initial public offering;

                (iv) liabilities and obligations incurred by Industries in an amount equal to the loss recognized in connection with the disposition and winding up of the business by Industries of Ingram Merchandising Services Inc. ("IMS") to the extent that such loss causes the equity of IMS as reported on a stand alone basis to be less than $8,956,000;

                 (v) liabilities and obligations incurred by Industries in an amount equal to the sum of (x) the loss recognized in connection with the disposition by Industries of its partnership interest in Magnolia Coal Terminal ("Magnolia") or a disposition by Magnolia of all or substantially all of its assets (which loss shall be calculated after taking into account (A) expenses incurred, and indemnification payments received, after December 31, 1995 in connection with environmental matters relating to such investment, (B) distributions received after December 31, 1995 in respect of such investment and (C) contributions made after December 31, 1995 with respect to such investment) and (y) the Carrying Cost of such investment from and after December 31, 1995;

                (vi) liabilities and obligations up to an aggregate amount of $4,500,000 payable in connection with the settlement following December 31, 1995 of Bluewater Insurance, Ltd. claims arising under the treaties set forth on Schedule 3.1(a)(v), in excess of the first $4,500,000 of such liabilities and obligations; and

               (vii) liabilities and obligations up to an aggregate amount of $2,500,000 incurred by Industries or Ingram Ohio Barge Co. ("IOBC") pursuant to the guarantees by Industries and IOBC of the obligations of IOBC under the 1974 charter agreement with Mellon Bank, as Owner Trustee, and the 1975 charter agreement with Fleet National Bank of Connecticut (formerly U.S. Trust), as such guarantees may be amended, modified or supplemented from time to time.

               (c) Notwithstanding anything herein to the contrary, each party hereto agrees that, following the Effective Time and prior to the Second Closing, Industries and Entertainment will be liable on a joint and several basis for the obligations of Industries and Entertainment under
Section 3.1(a) and 3.1(b).

               (d)   Without limiting the generality of the last sentence of
Section 7.6, nothing in this Agreement shall be deemed to give rise to, or accelerate the performance of, any obligation of any party owing to a Person other than a party to this Agreement.

               SECTION 3.2.      Certain Contingent Assets.
Upon the terms and subject to the conditions of this Agreement, the parties hereto agree that each of the following assets shall be allocated 23.01% to Industries, 72.84% to Micro and 4.15% to Entertainment:

                 (i) the amount by which the gain recognized in connection with the disposition by Industries of its partnership interest in Magnolia or a disposition by Magnolia of all or substantially all of its assets (which gain shall be calculated after taking into account
         (x) expenses incurred, and indemnification payments received, after December 31, 1995 in connection with environmental matters relating to such investment, (y) distributions received after December 31, 1995 in connection with such investment and (z) contributions made after December 31, 1995 with respect to its investment in Magnolia) exceeds the Carrying Cost of such investment from and after December 31, 1995;

                (ii) the amount by which the proceeds recognized by Industries in connection with the disposition by Industries of its investment in common stock of Stream, Inc. as of December 31, 1995 exceed the sum of (x) $500,580 plus (y) the Carrying Cost of such investment from and after December 31, 1995; and

               (iii) the amount of net cash flow distributed to Industries resulting from the sale and liquidation of the ownership interest of Ingram Petroleum Service Inc. ("IPSI") in Ingram Cactus Company ("Cactus") (net of applicable income taxes and after liquidation of assets and liabilities of IPSI inclusive of the cost of liquidating the Cactus subsidiaries), minus the book value (net equity of IPSI calculated in accordance with generally accepted accounting principles at December 31, 1995), minus the Carrying Cost of Industries' equity investment in IPSI from and after December 31, 1995. It is understood and agreed by the parties that (1) an initial allocation of the net amount referred to in this clause (iii) shall be made among the parties 30 days after final determination of the working capital adjustment as provided for in Section 1.11 (a) of the Purchase Agreement (the "Cooper Agreement") with Cooper Cameron dated March 28, 1996, which shall provide for Cactus' remaining unliquidated liabilities and (2) a final allocation among the parties shall be made at such time thereafter as all significant liabilities have been resolved or the parties have mutually agreed on final provisions for all significant unresolved liabilities; provided that the parties shall use all reasonable efforts to cause such liabilities to be resolved no later than 24 months after consummation of the transactions contemplated by the Cooper Agreement.

               SECTION 3.3.  Certain Adjustments.
               (a) Notwithstanding anything herein to the contrary, the parties agree that, in consideration of distributions to Industries previously made by Micro and Entertainment, no amounts shall be allocated to, and no liabilities or obligations shall be assumed or borne by, Micro or Entertainment pursuant to Section 6.5(a) or Section 7.12 of the Exchange Agreement or pursuant to Article 3 of this Agreement, until the aggregate of such amounts, costs, expenses, liabilities and obligations shall exceed $20,778,000, in the case of Micro, or $1,160,000, in the case of Entertainment, in which event such allocation or assumption shall be made only to the extent of such excess. To the extent that the aggregate of such costs, expenses, liabilities and obligations is less than $20,778,000 in the case of Micro, or $1,160,000 in the case of Entertainment, Industries shall make a payment in the amount of such difference to Micro or Entertainment, as the case may be.

               (b) Notwithstanding anything herein to the contrary, the amount of any gain or loss to be allocated among the Ingram Companies pursuant to this Article 3 shall be determined after taking into account the actual tax consequences of the recognition of such gain or loss to the party recognizing such gain or loss (which consequences shall include, in the case of any such gain, the amount of any tax imposed thereon and, in the case of any such loss, any deduction to which such party becomes entitled as a result thereof).


                                   ARTICLE 4

                               GENERAL COVENANTS

               Each party hereto agrees that:

               SECTION 4.1. Conduct of the Business. From September 4, 1996 until the Second Closing (or, with respect to Micro, until the Effective Time), such party shall conduct its business in the ordinary course consistent with past practice and the published policies and procedures of the Ingram Companies and use its best efforts to preserve intact the business organizations and relationships with third parties and keep available the services of the present employees of its business. Without limiting the generality of the foregoing, from September 4, 1996 until the Second Closing (or, with respect to Micro, until the Effective
Time) and except in connection with the transactions contemplated hereby or by the Ancillary Agreements (or, with respect to actions taken prior to the Effective Time, as otherwise approved by the board of directors of Industries), such party will not:

               (a) enter into any lease, contract, agreement, commitment, arrangement or transaction, other than in the ordinary course of business consistent with past practice;

               (b) sell, lease, license or otherwise dispose of any assets except (i) pursuant to existing contracts or commitments or (ii) in the ordinary course of business consistent with past practice;

               (c) modify, amend, cancel, terminate, forfeit, assign or encumber in any material manner, other than in the ordinary course of business consistent with past practice, any existing material franchise, license, permit, consent, authority, operating right, lease, contract, agreement, commitment or arrangement;

               (d) incur, assume or guarantee any indebtedness for borrowed money other than in the ordinary course of business consistent with past practice;

               (e) declare, set aside or pay any dividend or other distribution with respect to any shares of capital stock, or issue, repurchase, redeem or otherwise acquire any outstanding shares of capital stock or other ownership interests, other than in the ordinary course of business consistent with past practice;

               (f)   amend any material term of any outstanding security;

               (g) create or assume any lien on any material asset other than in the ordinary course of business consistent with past practice;

               (h) make any loan, advance or capital contribution to or investment in any Person other than loans, advances or capital contributions to or investments in wholly-owned subsidiaries or employees or as otherwise made in the ordinary course of business consistent with past practice;

               (i) (A) grant any severance or termination pay to any director or officer, (B) enter into any individual employment, deferred compensation or other similar agreement (or any amendment to any such existing agreement) with any director, officer or employee, (C) change benefits payable under existing severance or termination pay policies or employment agreements or (D) change compensation, bonus or other benefits payable to directors, officers or employees, other than, in the case of each of clauses (A) through (D) above, in the ordinary course of business consistent with past practice; or

               (j)   agree or commit to do any of the foregoing.

               SECTION 4.2. Access; Confidentiality. (a) Each party will, at and after the Effective Time, afford to each other party and its agents reasonable access to its properties, books, records, employees and auditors to the extent necessary to permit such other party to determine any matter relating to its rights and obligations hereunder or to any period ending at or before the Effective Time. Each of Industries and Entertainment will, at and after the Second Closing, afford to the other and its agents reasonable access to its properties, books, records, employees and auditors to the extent necessary to permit such other party to determine any matter relating to its rights and obligations hereunder or to any period ending at or before the Second Closing.

               (b) After the Effective Time, each party will hold, and will use its best efforts to cause its respective officers, directors, employees, accountants, counsel, consultants, advisors, agents and Affiliates to hold, in confidence, unless compelled to disclose by judicial or administrative process or by other requirements of law, all confidential documents and information concerning the business of the other parties, except (i) to the extent that such information can be shown to have been
(A) in the public domain through no fault of such party or (B) later lawfully acquired by such party on a non-confidential basis or (ii) to the extent that such documents and information are required to be furnished to the lenders of such party in connection with guarantees of indebtedness owing to such lenders that are furnished by such other parties. The obligation of such party and its Affiliates to hold any such information in confidence shall be satisfied if they exercise the same care with respect to such information as they would take to preserve the confidentiality of their own similar information.

               SECTION 4.3. Best Efforts; Further Assurances. Subject to the terms and conditions of this Agreement, the parties hereto will use their best efforts (but without the payment of money) to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary or desirable under applicable laws and regulations to consummate the transactions contemplated by this Agreement and the Ancillary Agreements. Each party agrees to execute and deliver such other documents, certificates, agreements and other writings and to take such other actions as may be reasonably necessary or desirable in order to consummate or implement expeditiously the transactions contemplated by this Agreement and the Ancillary Agreements.

               SECTION 4.4. Loans; Repurchase Agreements. (a) Loans that have been made by Industries to certain employees of Micro and Entertainment shall be transferred by Industries as of the Effective Time to Micro (with respect to employees of Micro) and to Entertainment (with respect to employees of Entertainment), in each case in consideration for the principal balance (plus accrued interest) of each such loan. Loans that have been made after the Effective Time by Industries to certain employees of Entertainment shall be transferred by Industries as of the Second Closing to Entertainment, in consideration for the principal balance (plus accrued interest) of each such loan.

               (b) At or prior to the Effective Time, Micro shall enter into bank repurchase agreements effective as of the Effective Time with respect to the Micro securities to be received pursuant to the Exchange Agreement in exchange for shares of Industries Common Stock (the "Currently Pledged Stock") currently pledged as collateral for loans made by First American National Bank, NationsBank, N.A. or NationsBank of Tennessee, N.A. to certain stockholders of Industries. At or prior to the Second Closing, Entertainment shall enter into bank repurchase agreements effective as of the Second Closing with respect to the Entertainment securities to be received pursuant to the Exchange Agreement in exchange for shares of Currently Pledged Stock. Such repurchase agreements shall be in form and substance satisfactory to Micro or Entertainment, as the case may be, it being understood that such repurchase agreements shall be similar to Industries' current bank repurchase agreements. Industries shall be released from its obligations under Industries' current bank repurchase agreements with respect to the Currently Pledged Stock exchanged in the Exchange. Such release shall be effective at the Effective Time (with respect to shares of Currently Pledged Stock exchanged pursuant to the Exchange Agreement at the Effective Time) and at the Second Closing (with respect to shares of Currently Pledged Stock exchanged pursuant to the Exchange Agreement at the Second Closing).

               SECTION 4.5. Cross-Guarantees. Each of Industries and Entertainment hereby agrees, upon the request of Micro, to guarantee, for the fees and on the other terms and conditions set forth on Schedule 4.5,
(i) indebtedness incurred by Micro pursuant to credit facilities of Micro entered into at or prior to the Effective Time or pursuant to any replacements, refinancings or renewals thereof which do not increase the aggregate amount of the indebtedness guaranteed and are on terms substantially the same as the prior facilities or otherwise reasonably acceptable to Industries and Entertainment, (ii) indebtedness incurred by Micro the proceeds of which are used by Micro to repay indebtedness owing to Industries, Entertainment or their respective Subsidiaries and (iii) amounts payable by Micro under the Master Lease dated as of December 20, 1995 by and between Lease Plan North America, Inc. and Ingram Micro L.P. Commencing at the Effective Time, Micro shall reimburse Entertainment or Industries, as the case may be, for the difference between (x) the actual cost of indebtedness incurred by Entertainment or Industries in connection with any type of financing transaction (up to an amount of such financing equal to the amount of indebtedness guaranteed by Entertainment or Industries, as the case may be), and the amount which such portion of such financing would have cost had all such guarantees been released at such time and (y) any increased cost of existing indebtedness of Industries or Entertainment arising as a result of the failure to have all guarantees released at such time. Each of Entertainment and Industries agrees to give Micro 75 days prior written notice of the incurrence by it of any indebtedness (other than indebtedness incurred pursuant to facilities entered into as of the Effective Time) subject to reimbursement as described above. Such written notice shall set forth the proposed amount of such indebtedness and shall specify the material terms and conditions of such indebtedness being proposed at such time, to the extent known by Entertainment or Industries at the time of such notice. Fees payable to Industries and Entertainment pursuant to Schedule 4.5 for any month shall be allocated between them in accordance with their relative book values as of the end of the prior month.

               SECTION 4.6. Public Announcements. The parties agree to consult with each other before issuing any press release or making any public statement with respect to this Agreement, the Ancillary Agreements or the consummation of the transactions contemplated hereby and thereby and, except as may be required by applicable law or any listing agreement with any national securities exchange, will not issue any such press release or make any such public statement without the prior written consent of all of the parties hereto, which will not unreasonably be withheld.

               SECTION 4.7. Notices of Certain Events. Each party hereto shall promptly notify each other party of:

                 (i) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement;

                (ii) any notice or other communication from any governmental or regulatory agency or authority in connection with the transactions contemplated by this Agreement;

               (iii) any actions, suits, claims, investigations or proceedings commenced or, to its knowledge threatened, against, relating to or involving or otherwise affecting such party challenging this Agreement or any Ancillary Agreement or the transactions contemplated hereby or thereby or seeking to prohibit, alter, prevent or materially delay the Effective Time; and

                (iv) any materially adverse developments affecting the business and operations of such party which become known to it, including without limitation any change which has had or is reasonably likely to have a Material Adverse Effect on such party.


                                   ARTICLE 5

                           SURVIVAL; INDEMNIFICATION

               SECTION 5.1. Survival. The representations and warranties of the parties hereto contained in this Agreement or in any certificate or other writing delivered pursuant hereto or in connection herewith shall not survive the Effective Time. The covenants and agreements to be performed hereunder shall remain in full force and effect in accordance with their terms (or, if no survival period is specified, indefinitely). Notwithstanding the preceding sentence, any covenant or agreement in respect of which indemnity may be sought under this Agreement shall survive the time at which it would otherwise terminate pursuant to the preceding sentence, if notice of the breach thereof giving rise to such right to indemnity shall have been given to the party against whom such indemnity may be sought prior to such time.

               SECTION 5.2. Indemnification. Each party hereby indemnifies each other party and its Affiliates against and agrees to hold each of them harmless from any and all damage, loss, liability and expense (including without limitation reasonable expenses of investigation and reasonable attorneys' fees and expenses in connection with any action, suit or proceeding, including any expenses incurred in connection with the enforcement of rights of any party pursuant to this Agreement) (collectively, "Loss") incurred or suffered by such other party or any of its Affiliates arising out of:

                 (i) any breach of any covenant or agreement to be performed by such party pursuant to this Agreement; and

                (ii) the failure of such party to perform its obligations with respect to any liability assumed (or retained) by such party pursuant to Section 3.1.

               SECTION 5.3. Procedures. (a) The party seeking indemnification under Section 5.2 (the "Indemnified Party") shall give prompt written notice to the party against whom indemnity is sought (the "Indemnifying Party") of any claim, assertion, event or proceeding of which such Indemnified Party has knowledge concerning any Loss as to which such Indemnified Party may request indemnification under such Section; provided that the failure to give such notice shall not relieve the Indemnifying Party from any liability under Section 5.2, except to the extent that the Indemnifying Party has been prejudiced by such failure.

               (b) With respect to any such claim or proceeding by or in respect of a third party, the Indemnifying Party shall have the right to direct, through counsel of its own choosing, reasonably satisfactory to the Indemnified Party, the defense or settlement thereof at its own expense. If the Indemnifying Party elects to assume the defense of any such claim or proceeding, the Indemnifying Party thereby waives its right to contest its obligation to indemnify the Indemnified Party pursuant to this Section with respect to such claim or proceeding and the Indemnified Party may participate in such defense, but in such case the expenses of the Indemnified Party shall be paid by the Indemnified Party. The Indemnified Party shall provide the Indemnifying Party with reasonable access to its records and personnel relating to any such claim, assertion, event or proceeding during normal business hours and shall otherwise cooperate with the Indemnifying Party in the defense or settlement thereof, and the Indemnifying Party shall reimburse the Indemnified Party for all of its reasonable out-of-pocket expenses in connection therewith. Upon assumption of the defense of any such claim or proceeding by the Indemnifying Party, the Indemnified Party shall not pay, or permit to be paid, any part of any claim or demand arising from such asserted liability for so long as the Indemnifying Party is diligently defending such claim or demand, unless the Indemnifying Party consents in writing to such payment or unless a final judgment from which no appeal may be taken is entered against the Indemnified Party for such liability. If the Indemnifying Party shall fail to assume and pursue the defense, the Indemnified Party shall have the right to undertake the defense or settlement thereof at the Indemnifying Party's expense (subject to the liability of the Indemnifying Party pursuant to Section 5.2). No third party claim may be settled by the Indemnified Party without the written consent of the Indemnifying Party, which consent shall not be unreasonably withheld. Any such settlement shall include as an unconditional term thereof the giving by the claimant or the plaintiff to the Indemnified Party of a release of the Indemnified Party from all liability in respect of such claim; provided that if the Indemnifying Party submits to the Indemnified Party a bona fide settlement offer from the third party claimant of any claim (which settlement offer shall include as an unconditional term of it the release by the claimant or the plaintiff to the Indemnified Party from all liability in respect of such claim) and the Indemnified Party refuses to consent to such settlement, then thereafter the Indemnifying Party's liability to the Indemnified Party for indemnification with respect to such claim shall not exceed the settlement amount included in said bona fide settlement offer, and the Indemnified Party shall either assume the defense of such claim or pay the Indemnifying Party's attorney's fees and other out-of-pocket costs incurred thereafter in continuing the defense of such claim.

               (c) Each payment made pursuant to Section 5.2 of an amount equal to $1,000,000 or more shall be made promptly following final determination of such claim and each such payment of an amount of less than $1,000,000 shall be made no later than the end of the calendar quarter next following the date on which the amount of such claim was finally determined. Any such payment shall be limited to the amount of any liability or damage that remains after deducting therefrom any indemnity, contribution or other similar payment recoverable by the Indemnified Party from any third party with respect thereto.


                                   ARTICLE 6

                                  TERMINATION

               SECTION 6.1. Grounds for Termination. This Agreement shall terminate in its entirety upon the termination of the Exchange Agreement pursuant to Section 7.6(a) of the Exchange Agreement. Section 4.1 of this Agreement shall terminate upon the termination of the Exchange Agreement pursuant to Section 7.6(b) of the Exchange Agreement.

               SECTION 6.2. Effect of Termination. If this Agreement is terminated as permitted by Section 6.1, such termination shall be without liability of any party (or any stockholder, director, officer, employee, agent, member, consultant or representative of such party) to the other parties to this Agreement.


                                   ARTICLE 7

                                 MISCELLANEOUS

               SECTION 7.1. Headings. The headings in this Agreement are for convenience of reference only and shall not control or affect the meaning or construction of any provision hereof.

               SECTION 7.2. Entire Agreement. This Agreement, the Ancillary Agreements, the Exchange Agreement, the Related Agreements (as defined in the Exchange Agreement) and the Board Representation Agreement (as defined in the Exchange Agreement) constitute the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. This Agreement and such other agreements supersede all prior agreements and understandings between the parties hereto with respect to the subject matter hereof and thereof.

               SECTION 7.3. Notices. Any notice, request, instruction or other document to be given hereunder by any party hereto to another party hereto shall be in writing (including telecopier or similar writing) and shall be given to such party at its address set forth on the signature pages hereof, or to such other address as the party to whom notice is to be given may provide in a written notice to the party giving such notice, a copy of which written notice shall be on file with the Secretary of Industries. If notice is given pursuant to this Section of a permitted successor or assign of a party to this Agreement, then notice shall thereafter be given as set forth above to such successor or assign of such party to this Agreement. Each such notice, request or other communication shall be effective (i) if given by telecopy, when such telecopy is transmitted to the telecopy number specified on the signature pages hereof and electronic or oral confirmation of receipt is received, (ii) if given by mail, at the close of business on the third business day hours after such communication is deposited in the mails with first class postage prepaid addressed as aforesaid or (iii) if given by any other means, when delivered at the address specified in this Section 7.3.

               SECTION 7.4. Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Tennessee without regard to the conflicts of law rules of such state.

               SECTION 7.5. Severability. The invalidity or unenforceability of any provision of this Agreement in any jurisdiction shall not affect the validity, legality or enforceability of the remainder of this Agreement in such jurisdiction or the validity, legality or enforceability of this Agreement, including any such provision, in any other jurisdiction, it being intended that all rights and obligations of the parties hereunder shall be enforceable to the fullest extent permitted by law.

               SECTION 7.6. Successors, Assigns, Transferees. No party may assign or otherwise transfer any of its rights under this Agreement without the consent of each other party. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and permitted assigns. Neither this Agreement nor any provision hereof shall be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement, those who agree to be bound hereby and their respective successors and permitted assigns.

               SECTION 7.7. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original with the same effect as if the signatures thereto and hereto were upon the same instrument.

               SECTION 7.8. Amendments and Waivers. (a) Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement, or in the case of a waiver, by the party against whom the waiver is to be effective.

               (b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

               SECTION 7.9. Consent to Jurisdiction. Each party hereto irrevocably submits to the non-exclusive jurisdiction of any Tennessee State Court or United States Federal Court sitting in the Middle District of Tennessee over any suit, action or proceeding arising out of or relating to this Agreement. Each party hereto waives any right it may have to assert the doctrine of forum non conveniens or to object to venue to the extent any proceeding is brought in accordance with this Section 7.9. Nothing in this paragraph shall affect or limit any right to serve process in any manner permitted by law, to bring proceedings in the courts of any jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.


               IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.


                                 INGRAM INDUSTRIES INC.


                                 By: /s/ John R. Ingram
                                    ----------------------------
                                    Name:  John R. Ingram
                                    Title: Co-President
                                      One Belle Meade Place
                                      4400 Harding Road
                                      Nashville, TN  37205
                                      Telecopy:  (615) 298-8242





                                 INGRAM MICRO INC.


                                 By: /s/ Jeffrey R. Rodek
                                    ----------------------------
                                    Name:  Jeffrey R. Rodek
                                    Title: President
                                      1600 East Saint Andrew Place
                                      Santa Ana, CA  92705
                                      Telecopy:  714-566-7900



                                 INGRAM ENTERTAINMENT INC.


                                 By: /s/ David B. Ingram
                                    ----------------------------
                                    Name:  David B. Ingram
                                    Title: Chairman & President
                                      Two Ingram Blvd.
                                      La Vergne, TN  37086
                                      Telecopy:  615-287-4985